Exhibit 107

Calculation of Filing Fee Tables

Form F-1
(Form Type)

LeddarTech Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry-Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Primary Offering
Fees To Be Paid	Equity	Common Shares issuable upon exercise of Warrants(2)	457(g)	10,833,333	$11.17	(3)	$121,008,329.61	(3)	0.0001476	$17,860.83
	Equity	Common Shares issuable upon conversion of Convertible Notes(4)	457(g)	4,400,106	$10.00	(5)	$44,001,060.00	(5)	0.0001476	$6,494.56
	Equity	Common Shares issuable upon conversion of Non-Voting Special Shares(6)	457(c)	5,000,000	$3.68	(7)	$18,400,000		0.0001476	$2,715.84
Secondary Offering
Fees To Be Paid	Equity	Common Shares(8)	457(c)	40,107,130	$3.68	(7)	$147,594,238.40		0.0001476	$21,784.91
Fees Previously Paid	—	—	—	—	—		—			—

Carry- Forward Securities
Carry-Forward Securities	—	—	—	—			—			—
	Total Offering Amounts						$331,003,628.01			$48,856.14
	Total Fees Previously Paid									—
	Total Fee Offsets									—
	Net Fee Due									$48,856.14

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of common shares (the “Common Shares”) of LeddarTech Holdings Inc. (the “Company”) issuable upon exercise of the Company’s publicly traded warrants (“Warrants”), each with an exercise price of $11.17 per share (subject to adjustment).
(3)	Represents the estimated maximum number of shares of Common Stock that may be issued upon the exercise of the Warrants. Calculated pursuant to Rule 457(g) under the Securities Act, based on the exercise price of the Warrants.
(4)	Consists of Common Shares issuable upon conversion of outstanding secured convertible notes of the Company (“Convertible Notes”), which are convertible into the number of Common Shares determined by dividing the then-outstanding principal amount by the initial conversion price of US$10.00 per Common Share (subject to adjustment).
(5)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act based on a conversion price of $10.00.
(6)	Consists of Common Shares issuable upon the automatic conversion of Class B-F Nonvoting Special Shares of the Company (the “Non-Voting Special Shares”), consisting of 1,000,000 Class B Non-Voting Special Shares, 1,000,000 Class C Non-Voting Special Shares, 1,000,000 Class D Non-Voting Special Shares, 1,000,000 Class E Non-Voting Special Shares and 1,000,000 Class F Non-Voting Special Shares. Each series of Non-Voting Special Shares automatically converts to Common Shares upon the achievement of specified Common Share trading price targets or Company milestones applicable to each series as specified in the Company’s articles of arrangement.
(7)	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average of the high and low trading prices ($3.8589 and $3.51, respectively) of the Common Shares on February 7, 2024, as reported on the Nasdaq Stock Market.
(8)	Represents Common Shares registered for resale by the Selling Securityholders identified in the Registration Statement, which includes (1) an aggregate of 22,464,774 outstanding Common Shares beneficially owned by the Selling Securityholders; (2) up to 7,304,811 Common Shares issuable upon exercise of privately placed warrants held by the Selling Securityholders, including 6,632,416 Common Shares underlying warrants held by Prospector Sponsor LLC (“Sponsor”); (3) up to 4,378,500 Common Shares issuable upon conversion of Convertible Notes held by the Selling Securityholders; (4) up to 2,031,250 Common Shares issuable upon the automatic conversion of Class A Non-Voting Special Shares held by Sponsor; (5) up to 3,712,410 Common Shares issuable upon the automatic conversion of Non-Voting Special Shares held by the Selling Securityholders; and (5) up to 215,385 Common Shares issuable in respect of a Company obligation to issue shares under a consulting agreement.